UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported)	October 15, 2009

THE PROCTER & GAMBLE COMPANY
(Exact name of registrant as specified in its charter)
Ohio	1-434	31-0411980
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Procter & Gamble Plaza, Cincinnati, Ohio	45202
(Address of principal executive offices)	Zip Code

(513) 983-1100	45202
(Registrant's telephone number, including area code)	Zip Code

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE

As disclosed in its most recent Form 10-K for the year ended June 30, 2009, The Procter & Gamble Company (the “Company”) announced changes to its segment reporting structure that were effective July 1, 2009.   Also, as disclosed in a Form 8-K dated August 24, 2009, the Company announced an agreement for the sale of its global pharmaceuticals business to Warner Chilcott.  This Form 8-K provides pro forma historical total company and segment results for the three months ended September 30, 2008 reflecting the change in the reporting structure of the Company and the presentation of the Company’s pharmaceuticals business as discontinued operations.  This information in no way revises or restates the Consolidated Statement of Earnings, Consolidated Balance Sheet, Consolidated Statement of Shareholder’s Equity or Consolidated Statements of Cash Flows for the Company and consolidated subsidiaries for any period.

Fiscal Year 2010 Changes to Global Business Unit (GBU) Structure
Effective July 1, 2009, the Company implemented a number of changes to the organization structure of the Beauty GBU, which resulted in changes to the components of its reportable segment structure.  Female blades and razors were formerly included in the Grooming reportable segment and are now included in the Beauty reportable segment.  Certain male-focused brands and businesses, such as Old Spice and Gillette personal care, moved from the Beauty reportable segment to the Grooming reportable segment.  In addition, the Beauty GBU was renamed the Beauty and Grooming GBU.

Presentation of the Global Pharmaceuticals Business as Discontinued Operations
Separately, on August 24, 2009, the Company announced an agreement for the sale of its global pharmaceuticals business to Warner Chilcott which will be completed at a later date.  The pharmaceuticals business has historically been part of the Health Care reportable segment.  In accordance with applicable accounting guidance for the disposal of long-lived assets, the results of the pharmaceuticals business will be presented as discontinued operations and, as such, will be excluded from continuing operations and from segment results.

The above changes will be reflected in the consolidated financial statements and segment reporting beginning in fiscal year 2010, starting with the Form 10-Q for the three months ended September 30, 2009.  In advance of the Form 10-Q filing, this document provides pro forma consolidated earnings information and quarterly sales and profit information for the affected segments for the three months ended September 30, 2008.

CONSOLIDATED EARNINGS INFORMATION

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
(Amounts in Millions Except Per Share Amounts)
Consolidated Earnings Information

	Three Months Ended September 30, 2008
	As
	Reported	Pro forma
NET SALES	$ 21,582	$ 20,983
COST OF PRODUCTS SOLD	10,620	10,558
GROSS MARGIN	10,962	10,425
SELLING, GENERAL & ADMINISTRATIVE EXPENSE	6,393	6,039
OPERATING INCOME	4,569	4,386
TOTAL INTEREST EXPENSE	339	339
OTHER NON-OPERATING INCOME, NET	336	280
EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	4,566	4,327
INCOME TAXES	1,291	1,212

NET EARNINGS FROM CONTINUING OPERATIONS	3,275	3,115

NET EARNINGS FROM DISCONTINUED OPERATIONS	73	233

NET EARNINGS	3,348	3,348

EFFECTIVE TAX RATE FROM CONTINUING OPERATIONS	28.3%	28.0%

PER COMMON SHARE:
BASIC NET EARNINGS - CONTINUING OPERATIONS	$ 1.07	$ 1.02
BASIC NET EARNINGS - DISCONTINUED OPERATIONS	$ 0.03	$ 0.08
BASIC NET EARNINGS	$ 1.10	$ 1.10

DILUTED NET EARNINGS - CONTINUING OPERATIONS	$ 1.01	$ 0.96
DILUTED NET EARNINGS - DISCONTINUED OPERATIONS	$ 0.02	$ 0.07
DILUTED NET EARNINGS	$ 1.03	$ 1.03

DIVIDENDS	$ 0.40	$ 0.40
AVERAGE DILUTED SHARES OUTSTANDING	3,239.5	3,239.5

SEGMENT REPORTING INFORMATION

	Three Months Ended September 30, 2008
	As Reported			Pro forma
		Earnings From	Net Earnings		Earnings From	Net Earnings
		Continuing	From		Continuing	From
	Net	Operations Before	Continuing	Net	Operations Before	Continuing
	Sales	Income Taxes	Operations	Sales	Income Taxes	Operations

Beauty and Grooming GBU
Beauty	$5,129	$ 983	$ 753	$5,181	$ 1,018	$ 788
Grooming	2,142	645	478	2,090	610	443

Health and Well-Being GBU
Health Care	3,701	990	657	3,101	757	503
Snacks and Pet Care	807	90	55	807	90	55

Household Care GBU
Fabric Care and Home Care	6,483	1,261	826	6,483	1,261	826
Baby Care and Family Care	3,772	807	514	3,772	807	514

Total Business Segments	22,034	4,776	3,283	21,434	4,543	3,129
Corporate	(452)	(210)	(8)	(451)	(216)	(14)
Total Company	$21,582	$ 4,566	$ 3,275	$20,983	$ 4,327	$ 3,115

This 8-K is furnished pursuant to Item 7.01  “Regulation FD Disclosure”.

SIGNATURE

Pursuant     Pursuant  to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by
the              the undersigned hereunto duly authorized.

THE PROCTER & GAMBLE COMPANY

BY:  /s/ E. J. Wunsch
E. J. Wunsch
Assistant Secretary
October 15, 2009